U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 eCONNECT
(Previously known as Betting, Inc.)
(Name of Small Business Issuer in its charter)

Nevada                     454390            43-1239043
(State of jurisdiction of  (Primary Standard  (IRS Employer
incorporation or            Industrial        Identification No.)
organization)               Classification Code Number)

31310 Eaglehaven Center
Suite 10
Rancho Palos Verdes, California 90275; (310) 541-4393
(Address and telephone number of Registrant's principal executive offices and principal place of business)

Shawn F. Hackman, Esq.
3360 West Sahara Avenue, Suite 200
Las Vegas, Nevada 89102; (702) 732-2253
(Name, address, and telephone number of agent for service)
Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If this Form is       If this Form is post- If this Form is post-
register additional   effective amendment   effective amendment
securities for an     filed pursuant to     filed pursuant to
offering pursuant to  Rule 462(c)under the  Rule 462(d)under the
Rule 462(b) under     Securities Act,       Securities Act,
the Securities Act,   check the following   check the following
please check the box  box and list the      box and list the
and list the          Securities Act        Securities Act
Securities Act        registration          registration
registration number   statement number of   statement number of
of the earlier        the earlier           the earlier
effective             effective             effective
registration          registration          registration
statement for the     statement for the     statement for the
same offering.        same offering.        same offering.
                      If the delivery of
                      the prospectus is
                      expected to be made
                      pursuant to Rule
                      434, check the
                      following box.



CALCULATION OF REGISTRATION FEE
Title of each
class of securities to
be registered                   Common shares
Amount to be
registered (1)                  20,000,000

Proposed
maximum
offering price
per unit (2)                    $0.43
Proposed
maximum
aggregate
offering price                  $8,600,000

Amount of
registration
fee                                     $2,390.80
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
(1) Pursuant to Rule 416, such additional amounts to prevent dilution from stock splits or similar transactions.
(2) Calculated in accordance with Rule 457(g)(3): The average of the bid and asked price as of June 25, 1999.
PART I.  INFORMATION REQUIRED IN PROSPCTUS
PROSPECTUS
eCONNECT
(previously know as Betting, Inc.)

20,000,000 Shares (1) Common Stock
Offering Price $0.43 per Share
eConnect, a Nevada corporation ("Company"), is hereby offering up to 20,000,000 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.43 per Share on a delayed basis under Rule 415 pursuant to the terms of this Prospectus for the purpose of providing working capital for the Company.
The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" on page 4).
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL
 OFFENSE.
                Price to Public Underwriting Discounts  Proceeds
                                        and Commissions (2)
to Issuer (3)
Per Share               $0.43                   $0
$0.43
Total Minimum (1)       $500,000                $0
$500,000
Total Maximum   $8,600,000              $0
$8,600,000
Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.
Subject to Completion, Dated ________________, 1999
(1) Pursuant to SEC Rule 416, there will be a change in the amount of securities being issued to prevent dilution resulting from stock splits, stock dividends, or similar transaction.
THE SHARES ARE OFFERED BY THE COMPANY SUBJECT TO PRIOR SALE, ACCEPTANCE OF THE SUBSCRIPTIONS BY THE COMPANY AND APPROVAL OF CERTAIN LEGAL MATTERS BY COUNSEL TO THE COMPANY.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OPEN OFFER TO BUY INTO SECURITIES OFFERED HEREBY A STATE IN WHICH, OR TO A PERSON TRUE, IT IS UNLAWFUL TO MAKE SUCH
OFFER OR SOLICITATION.   NEITHER THE DELIVERY OF THIS PROSPECTUS
NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION
CONTAINED HEREIN SUBSEQUENT TO THE DATE THEREOF.   HOWEVER, IF A
MATERIAL CHANGE OCCURS, THIS PROSPECTUS WILL BE AMENDED OR SUPPLEMENTED ACCORDINGLY FOR ALL EXISTING SHAREHOLDERS, AND FOR ALL PROSPECTIVE INVESTORS WHO HAVE NOT YET BEEN ACCEPTED AS SHAREHOLDERS IN THE COMPANY.
THIS PROSPECTUS DOES NOT INTENTIONALLY OMIT ANY MATERIAL FACT
OR CONTAIN ANY UNTRUE STATEMENT OF MATERIAL FACT. NO PERSON OR ENTITY HAS BEEN AUTHORIZED BY THE COMPANY TO GIVE ANY INFORMATION OR MAKE A REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT WHICH IS NOT EXPRESSLY PROVIDED FOR OR CONTAINED IN THIS PROSPECTUS; IF GIVEN OR MADE, SUCH INFORMATION, REPRESENTATION, WARRANTY, COVENANT, OR AGREEMENT MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED.
THE COMPANY IS A REPORTING COMPANY.  EACH PERSON WHO RECEIVES
A PROPSECTUS WILL HAVE AN OPPORTUNITY TO MEET WITH REPRESENTATIVES OF THE COMPANY, DURING NORMAL BUSINESS HOURS UPON WRITTEN OR ORAL REQUEST TO THE COMPANY, IN ORDER TO VERIFY ANY OF THE INFORMATION INCLUDED IN THIS PROSPECTUS AND TO OBTAIN ADDITIONAL INFORMATION REGARDING THE COMPANY. IN ADDITION, EACH SUCH PERSON WILL BE PROVIDED WITHOUT CHARGE, UPON WRITTEN OR ORAL REQUEST, A COPY OF ANY OF THE INFORMATION THAT IS INCORPORATED BY REFERENCE IN THE PROSPECTUS AND THE ADDRESS (INCLUDING TITLE OR DEPARTMENT) AND TELEPHONE NUMBER TO WHICH SUCH REQUEST IS TO BE DIRECTED.
ALL OFFEREES AND SUBSCRIBERS WILL BE ASKED TO ACKNOWLEDGE IN WRITING THAT THEY HAVE READ THIS PROSPECTUS CAREFULLY AND THOROUGHLY, AND UNDERSTOOD THE CONTENTS THEREOF, THEY WERE GIVEN THE OPPORTUNITY TO OBTAIN ADDITIONAL INFORMATION; AND THEY DID SO TO THEIR SATISFACTION.
(1) A maximum of 20,000,000 shares may be sold on a delayed basis under Rule 415 under the Securities Act of 1933, as amended, pursuant to the conversion of certain debentures into common stock of the Company, and the exercise of certain warrants to purchase the common stock. The offering will remain open until the maturity date of the debentures on May 26, 2002 and the expiration date of the warrants, also on May 26, 2002.
(2) No commissions will be paid in connection with the sale of the Shares on this delayed basis.
(3) The Net Proceeds to the Company is before the payment of certain expenses in connection with this offering. See
"Use of Proceeds."
TABLE OF CONTENTS
PROSPECTUS SUMMARY                                              1
RISK FACTORS                                                    2
USE OF PROCEEDS                                                 3
DETERMINATION OF OFFERING PRICE                         4
DILUTION
5
PLAN OF DISTRIBUTION                                            6
LEGAL PROCEEDINGS
7
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS
AND CONTROL PERSONS                                             8
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT                                                  9
DESCRIPTION OF SECURITIES
10
INTEREST OF NAMED EXPERTS AND COUNSEL                   11
DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES                          12
ORGANIZATION WITHIN LAST FIVE YEARS
13
DESCRIPTION OF BUSINESS
14
PLAN OF OPERATION
15
DESCRIPTION OF PROPERTY
16
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS          17
MARKET FOR COMMON EQUITY AND RELATED
STOCKHOLDER MATTERS
18
EXECUTIVE COMPENSATION
19
FINANCIAL STATEMENTS
20
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS
ON ACCOUNTING AND FINANCIAL DISCLOSURE                  21
PROSPECTUS SUMMARY
The following summary is qualified in its entirety by detailed information appearing elsewhere in this prospectus ("Prospectus"). Each prospective investor is urged to read this Prospectus, and the attached Exhibits, in their entirety.
The Company.
(a) Background.
        Betting, Inc. was originally organized under the laws of the State of Missouri on September 1, 1981, as HANDY-TOP, INC.
On April 20, 1983, the Articles of Incorporation were amended to change the name of the corporation to HTI Corporation. On May 28, 1993, the Articles of Incorporation were amended to change the name of the corporation to Leggoons, Inc. In addition to changing the company's name, the May 28,1993, amendment to the Articles of Incorporation increased the number of authorized shares of common stock from 40,000 to 10,000,000 and decreased the par value of the common stock from $1.00 per share to $.01 per share. Also on May 28, 1993, Leggoons, Inc., declared a 14-for-1 stock split.
Leggoons, Inc., was engaged in the design, manufacture and distribution of apparel and related accessories which are sold to better specialty and department stores nationwide under the brands Leggoons, CPO by Leggoons, John Lennon Artwork Apparel, and Snooggel. On January 19, 1996, Leggoons, Inc., entered into a Licensing Agreement with Robert Tamsky, a former director and employee of the Leggoons, Inc. Pursuant to the terms of the Licensing Agreement, the Leggoons, Inc., granted Mr. Tamsky effective January 1, 1996, the right to use the LEGGOONS trademark in connection with the design, production, marketing, sales and sublicensing of all clothing, wearing apparel and accessories bearing the "LEGGOONS" symbol. This right will continue until December 31, 1998, and may be extended thereafter each year for an additional year. In consideration for the license, Mr. Tamsky, according to the Licensing Agreement, shall pay to the Leggoons, Inc. a royalty of five percent of the net sales of "LEGGOONS" products.
Also on January 19, 1996, the Leggoons, Inc., adopted a formal plan to discontinue the designing, selling, manufacturing and distribution of its apparel products. As part of such plan, Leggoons, Inc., discontinued production on April 30, 1996, and intended to either sell or liquidate the operations within twelve months of that date.
On June 12, 1996, Leggoons, Inc., transferred all of its assets and liabilities to a third party assignee, under an "Assignment for the Benefit of Creditors" (the "Assignment").
An Assignment is a business liquidation device available as an alternative to bankruptcy. The third party assignee, a Nebraska corporation, also named Leggoons, Inc. (the "Assignee"), will be required to properly, timely, and orderly dispose of all remaining assets for the benefit of creditors. Included in the Assignment were the rights and obligations of the Licensing Agreement. Leggoons, Inc. continued to maintain its status as a shell corporation.
                On February 18, 1997, Leggoons, Inc. entered into
an Agreement to License Assets from Home Point of Sales, Inc.(now know as Electronic Transactions & Technology - "ET&T")) for the purpose of licensing certain technology for the development of Personal
Encrypted Remote Financial Electronic Card Transactions
("PERFECT").

ET&T is a privately held corporation 70% owned by Thomas S. Hughes, President of the Company. This technology provides consumers with the option to instantly pay bills or impulse purchase from home with real time cash transactions. Management believes the proprietary technology and the large demand for wagering opportunities in today's marketplace will combine to generate substantial sales for the Company over the medium term.
        Thomas S. Hughes, Chairman of ET&T, became Chairman and President of Leggoons, Inc., on March 1, 1997. At that time, the name was changed to Betting, Inc.

On April 28, 1997, the Company entered into a Host Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Betting, Inc.'s transactions that are sent by terminal s that read credit cards or ATM cards. On March 27, 1998, the Company entered into a License Agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions. This licensing supplements the technology licensed under the Agreement dated February 18, 1997.
        On May 17, 1999, an Agreement and Plan of Merger between Betting, Inc., a Missouri corporation, into Betting, Inc., a Nevada corporation ("Company") was executed by an authorized signatory of each company. At a duly called meeting of shareholders on May 21, 1999, the merger of the two companies was approved by a majority of the shareholders appearing in person or by proxy. Effective on June 1, 1999, Articles of Merger were filed with the Nevada Secretary of State, which formally resulted in the redomicile to the State of Nevada. On June 4, 1999, a Certificate of Amendment of Amendment to Articles of Incorporation was filed with the Nevada Secretary of State changing the name of the Company to "eConnect."
(b)  Business.
        The Company is positioning itself to facilitate same as cash ATM card or smart card transactions that are originating from bank host processing centers and are being sent to gaming operators. These transactions are being effected with electronic equipment that allows self service pay per play and no actual communications between the player and the gaming operator. These types of transactions will be originating from homes, offices, and public walk in locations. The Company will act as the interface that will communicate data to the gaming operators, receive back their acknowledgment of the transaction and then pass on this gaming acknowledgment to the bank host processing center that has been standing by for this information and has already completed the bank authorization of the pay per play transaction. See "Description of Business."
        The business model of the Company is to receive a fee per transaction paid by the bank host processing center at the moment of the transaction. In general, this fee will be from between 2% to 6% of the wager placed on a pay per play or a $6 flat fee in the case of an account being opened.
        The internet gaming industry is an industry that has developed significantly in recent years. The internet gaming industry as a whole is under increasing governmental scrutiny as the industry develops. It is possible that at some point in the future there could be legislation against gambling on the internet or other similar methods. See "Risk Factors."
The Offering.
Shares of the Company will be offered as a shelf registration under Securities and Exchange Commission Rule 415 at $0.43 per Share. See "Plan of Distribution." Purchasers of certain debentures of the Company will be permitted to convert the debentures into common stock covered by this Prospectus. Also, purchasers of certain warrants of the Company will be permitted to exercise their warrants into common stock covered by this Prospectus. See "Plan of Distribution." In addition, the shares will be offered and sold in connection with acquisitions which the Company may become involved with in the future. If all the Shares offered are transferred under the debentures and/or warrants, and in connection with acquisitions, this will represent the net proceeds of a maximum of $8,600,000, less certain costs associated with this offering. See "Use of Proceeds." This balance will be used as working capital for the Company. Liquidity of Investment.
Although the Shares will be "free trading," and is an established market for the Shares, there is not a large public float in the Shares at this time (15,250,000 shares owned by approximately 400 shareholders). Therefore, an investor may not be able to sell is Shares when he or she wishes; therefore, an investor may consider his or her investment to be long-term. See "Risk Factors."
Risk Factors.
And investment in the company involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the internet gaming industry. Also, certain potential conflicts of interest arise due to the relationship of the Company to management and others. See "Risk Factors."
RISK  FACTORS
THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.
Limited Prior Operations and Experience.
The Company is newly reorganized, has only limited revenues from its new internet operations, and has only limited assets. There can be no assurance that the Company will generate significant revenues in the future; and there can be no assurance that the Company will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, the Company's business will not succeed. In such event, investors in the Shares may lose their entire cash investment.

        Also the Company and its management do not have significant experience in the internet business, and in particular the on-line gaming business. See "Directors, Officers, Promoters, and Control Persons."
Dependence on the Internet Industry
The Company's business is influenced by the rate of use and expansion in the internet industry. Although this industry, and in particular on-line gaming, have been expanding at a rapid rate in recent years, there is no guarantee that it will continue to do so in the future. Declines in these industries may influence the Company's revenues adversely.

Influence of Other External Factors.
The internet industry, and internet gaming in particular, is a speculative venture necessarily involving some substantial risk. There is no certainty that the expenditures to be made by the Company will result in commercially profitable business. The marketability of internet gaming will be affected by numerous factors beyond the control of the Company. These factors include market fluctuations, and the general state of the economy (including the rate of inflation, and local economic conditions), which can affect peoples' discretionary spending. Factors which leave less money in the hands of potential clients of the Company will likely have an adverse effect on the Company. The exact effect of these factors cannot be accurately predicted, but the combination of these factors may result in the Company not receiving an adequate return on invested capital.
Regulatory Factors.
        Existing and possible future consumer legislation, regulations and actions could cause additional expense, capital expenditures, restrictions and delays in the activities undertaken in connection with the party planning business, the extent of which cannot be predicted. The U.S. Senate is presenting discussing a proposed bill by Senator Jon Kyl of Arizona which would ban internet gaming in the United States.
The passage of such a bill may adversely affect the operation of the Company, including increased costs if certain of the Company operations are then moved to a foreign jurisdiction. The exact affect of such legislation cannot be predicted until it is in final form. If, however, a federal statute was passed into legislation making Internet gambling illegal, eSportsbet.com is prepared to make the necessary adjustments to continue to operate legally.
Competition.
        The Company may experience substantial competition in its efforts to locate and attract clients. Many competitors in the internet industry, and in particular internet gaming, have greater experience, resources, and managerial capabilities than the Company and may be in a better position than the Company to obtain access to attractive clientele. There are a number of larger companies which will directly compete with the Company. Such competition could have a material adverse effect on the Company's profitability.
Success of Management.
Any potential investor is strongly cautioned that the purchase of these securities should be evaluated on the basis of: (i) the limited diversification of the venture capital opportunities afforded to the Company, (ii) the high-risk nature and limited liquidity of the Company, and (iii) the Company's ability to utilize funds for the successful development and distribution of revenues as derived by the revenues received by the Company's yet undeveloped portfolio of clients, and any new potentially profitable ventures, among other things. The Company can offer no assurance that any particular client and/or property under its management contract will become successful.
Reliance on Management.
The Company's success is dependent upon the hiring of key administrative personnel. None of the officers or directors, or any of the other key personnel, has any employment or non-competition agreement with the Company. Therefore, there can be no assurance that these personnel will remain employed by the Company. Should any of these individuals cease to be affiliated with the Company for any reason before qualified replacements could be found, there could be material adverse effects on the Company's business and prospects.
 In addition, management has no experience is managing companies in the same business as the Company.
        In addition, all decisions with respect to the management of the Company will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect the Company. The success of the Company, to a large extent, will depend on the quality of the directors and officers of the Company. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management of the Company to the officers and directors. Use of Proceeds Not Specific.
The proceeds of this offering have been allocated only
generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."
Lack of Diversification.
The size of the Company makes it unlikely that the Company
will be able to commit its funds to diversify the business until it has a proven track record, and the Company may not be able to achieve the same level of diversification as larger entities engaged in this type of business.
No Cumulative Voting
Holders of the Shares are not entitled to accumulate their
votes for the election of directors or otherwise. Accordingly, the holders of a majority of the Shares present at a meeting of shareholders will be able to elect all of the directors of the Company, and the minority shareholders will not be able to elect a representative to the Company's board of directors.
Absence of Cash Dividends
The Board of Directors does not anticipate paying cash
dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of the Company, and will be subject to legal limitations on the payment of dividends out of paid-in capital.
Conflicts of Interest.
The officers and directors have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of the Company. As a result, certain conflicts of interest may exist between the Company and its officers and/or directors which may not be susceptible to resolution.
In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to the Company. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to the Company, any proposed investments for its evaluation.
Investment Valuation Determined by the Board of Directors.
The Company's Board of Directors is responsible for valuation of the Company's investments. There are a wide range of values which are reasonable for an investment for the Company's services. Although the Board of Directors can adopt several methods for an accurate evaluation, ultimately the determination of fair value involves subjective judgment not capable of substantiation by auditing standards. Accordingly, in some instances it may not be possible to substantiate by auditing standards the value of the Company's investments. The Company's Board of Directors will serve as the valuation committee, responsible for valuing each of the Company's investments. In connection with any future distributions which the Company may make, the value of the securities received by investors as determined by the Board may not be the actual value that the investors would be able to obtain even if they sought to sell such securities immediately after a distribution. In addition, the value of the distribution may decrease or increase significantly subsequent to the distributee shareholders' receipt thereof, notwithstanding the accuracy of the Board's evaluation. Additional Financing May Be Required.
Even if all of the 20,000,000 Shares offered hereby are sold, the funds available to the Company may not be adequate for it to be competitive in the areas in which it intends to operate. There is no assurance that additional funds will be available from any source when needed by the Company for expansion; and, if not available, the Company may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for the Company to become develop and market it line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in the Company. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. The Company does not anticipate having within the next 12 months any cash flow or liquidity problems
Purchases by Affiliates.
Certain officers, directors, principal shareholders and affiliates may purchase, for investment purposes, a portion of the Shares offered hereby, which could, upon conversion, increase the percentage of the Shares owned by such persons. The purchases by these control persons may make it possible for the Offering to meet the escrow amount.
No Assurance Shares Will Be Sold.
The 20,000,00 Shares are to be offered directly by the
Company, and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.
Offering Price.
The offering price of the Shares bears no relation to book
value, assets, earnings, and was calculated in accordance with SEC Rule 457(g)(3): The average of the bid and asked price as of a date within five business days from the filing date of the Registration Statement covering this offering June 25, 1999 ($0.43). There can be no assurance that the Shares will maintain market values commensurate with the offering price. See "Determination of Offering Price."
"Shelf" Offering
The Shares are offered directly by the Company on a delayed
basis pursuant to certain exercise rights of warrants and conversion rights of debentures. No individual, firm or corporation has agreed to elect such exercise or conversion of any of the offered Shares.
 No assurance can be given that any or all of the Shares will be issued. No broker-dealer has been retained as an underwriter and no broker-dealer is under any obligation to purchase any of the Shares. In addition, the officers and directors of the Company, collectively, have limited experience in the offer and sale of securities on behalf of the Company. See "Plan of Distribution." Limited Public Market for Company's Securities.
Prior to the Offering, there has been only a limited public market for the Shares being offered (a total of 15,250,000 as of June 28, 1999). There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by the Company or its competitors, variations in the Company's results of operations, and market conditions in the retail, electron commerce, and internet industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.
Penny Stock Regulations.
The Company's Shares will be quoted on the "Electronic
Bulletin Board" maintained by the National Quotation Bureau, Inc., which reports quotations by brokers or dealers making a market in particular securities. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. The Company's shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.
Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker--dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell the Company's Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for the Company's Shares.
Shares Eligible For Future Sale
All of the 9,385,000 Shares which are currently held, directly or indirectly, by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a non-public transaction for at least on year, including persons who may be deemed affiliates of the Company (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by these shareholders were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.
Forward-Looking Statements.
        This Prospectus contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, and as contemplated under the Private Securities Litigation Reform Act of 1995, including statements regarding, among other items, the Company's business strategies, continued growth in the Company's markets, projections, and anticipated trends in the Company's business and the industry in which it operates. The words "believe," "expect," "anticipate," "intends," "forecast," "project," and similar expressions identify forward-looking statements. These forward-looking statements are based largely on the Company's expectations and are subject to a number of risks and uncertainties, certain of which are beyond the Company's control. The Company cautions that these statements are further qualified by important factors that could cause actual results to differ materially from those in the forward looking statements, including those factors described under "Risk Factors" and elsewhere herein In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Prospectus will in fact transpire or prove to be accurate. All subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by this section.
Uncertainty Due to Year 2000 Problem.
        The Year 2000 issue arises because many computerized systems use two digits rather than four to identify a year. Date sensitive systems may recognize the year 2000 as 1900 or some other date, resulting in errors when information using the year 2000 date is processed. In addition, similar problems may arise in some systems which use certain dates in 1999 to represent something other than a date. The effects of the Year 2000 issue may be experienced before, on, or after January 1, 2000, and if not addressed, the impact on operations and financial reporting may range from minor errors to significant system failure which could affect the Company's ability to conduct normal business operations. This creates potential risk for all companies, even if their own computer systems are Year 2000 compliant. It is not possible to be certain that all aspects of the Year 2000 issue affecting the Company, including those related to the efforts of customers, suppliers, or other third parties, will be fully resolved.
The Company currently believes that its systems are Year 2000 compliant in all material respects, its current systems and products may contain undetected errors or defects with Year 2000 date functions that may result in material costs. Although management is not aware of any material operational issues or costs associated with preparing its internal systems for the Year 2000, the Company may experience serious unanticipated negative consequences (such as significant downtime for one or more of its web site properties) or material costs caused by undetected errors or defects in the technology used in its internal systems. Furthermore, the purchasing patterns of advertisers may be affected by Year 2000 issues as companies expend significant resources to correct their current systems for Year 2000 compliance. The Company does not currently have any information about the Year 2000 status of its advertising customers.
However, these expenditures may result in reduced funds available for web advertising or sponsorship of web services, which could have a material adverse effect on its business, results of operations, and financial condition. The Company's Year 2000 plans are based on management's best estimates.
USE OF PROCEEDS
Following the transfer of the 20,000,000 Shares offered by the Company pursuant to the debentures and warrants, this will represent gross proceeds to the Company of approximately $8,600,000 (less certain expenses of this offering). These proceeds, less the expenses of the offering, will be used to provide working capital for the Company.
        The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):
Use of Proceeds Minimum Offering                Maximum Offering
Amount   Percent                Amount  Percent
Transfer
Agent Fee               $1,000     0.20%                $1,000
0.01%
Printing Costs  $1,000     0.20%                $1,000
0.01%
Legal Fees              $50,000   10.00%                $50,000
0.58%
Accounting Fees $1,500     0.30%                $1,500
0.02%
Working Capital $446,500  89.30%                $8,546,500
99.38%
Total                   $500,000 100.00%
$8,600,000 100.00%
Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes or allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-
interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.
DETERMINATION OF OFFERING PRICE
The offering price is not based upon the Company's net worth, total asset value, or any other objective measure of value based upon accounting measurements. The offering price was determined under Securities and Exchange Commission Rule 457(g), which states that where the securities to be offered pursuant to warrants or other rights to purchase such securities the registration fee is to be calculated upon the basis of the price at which the warrants or rights or securities subject thereto are to be offered to the public. If such offering price cannot be determined at the time of filing the registration statement, the registration fee is to be calculated upon the basis of the highest of the following: (1) the price at which the warrants or rights may be exercised, if known at the time of filing the registration statement; (2) the offering price of securities of the same class included in the registration statement; or (3) the price of securities of the same class, as determined in accordance with paragraph (c) of that Rule. Since the offering price based on the warrants and debentures cannot be determined based on (1) and (2), it was calculated under Rule 457(c) as the average of the bid and asked price as of a date within five (5) business days of the filing date (June 25, 1999): $0.43 per Share.
DILUTION
"Net tangible book value" is the amount that results from subtracting the total liabilities and intangible assets of an entity from its total assets. "Dilution" is the difference between the public offering price of a security and its net tangible book value per Share immediately after the Offering, giving effect to the receipt of net proceeds in the Offering. As of February 28, 1999 (the date of the latest Form 10-QSB for the Company, the net tangible book value of the Company was $(350,775) or $(0.0245) per Share. Giving effect to the issue by the Company of all offered Shares at the public offering price, the pro forma net tangible book value of the Company would be $8,249,225, or $0.2340 per Share, which would represent an immediate increase of $0.2585 in net tangible book value per Share and $0.1960 per Share dilution per share to new investors. Dilution of the book value of the Shares may result from future share offerings by the Company.
The following table illustrates the pro forma per Share dilution (these are based on the outstanding shares of 15,250,000 as of June 28, 1999 and do not include further issuances in connection with the Form S-8's recently filed, which will be a maximum of 1,600,000 additional shares - see "Description of Securities"):
                                                        Assuming
                                                        Maximum
                                                        Shares
                                                        Sold
Offering Price (1)                              $0.4300
Net tangible book value per share
before Offering (2)                             $(0.0245)
Net tangible book value Share after
offering (3)                                    $0.2340
Increase attributable to issue of
stock to new investors (4)                      $0.2585
Dilution to new investors (5)                   $0.1960 Percent
Dilution to new investors (6)   54.42%
(1) Offering price before deduction of offering expenses, calculated on a "Common Share Equivalent" basis.
(2) The net tangible book value per share before the offering ($0.0245) is determined by dividing the number of Shares outstanding prior to this offering into the net tangible book value of the Company.
(3) The net tangible book value after the offering is determined by adding the net tangible book value before the offering to the estimated proceeds to the Corporation from the current offering (assuming all the Shares are issued), and dividing by the number of common shares to be outstanding (15,250,000 as of June 28, 1999). The net tangible book value per share after the offering ($0.2340) is determined by dividing the number of Shares that will be outstanding, assuming issue of all the Shares offered, after the offering into the net tangible book value after the offering.
(4) The increase attributable to purchase of stock by new investors is derived by taking the net tangible book value per share after the offering ($0.2340) and subtracting from it the net tangible book value per share before the offering ($0.0245) for an increase of $0.2585.
(5) The dilution to new investors is determined by subtracting the net tangible book value per share after the offering ($0.2340) from the offering price of the Shares in this offering ($0.4300), giving a dilution value of $0.1960.
(6) The Percent Dilution to new investors is determined by dividing the book value after the offering ($0.2340) by the offering price per Share ($0.4300), giving a dilution to new investors of 54.42%.
PLAN OF DISTRIBUTION
The Company will issue a maximum of 20,000,000 Shares of its common stock, par value $0.001 per Share to the public in accordance with a Registration Rights Agreement as explained below, and in connection with acquisitions which the Company may make during the term of the offering. There can be no assurance that any of these Shares will be issued. The gross proceeds to the Company represented by issue of all the Shares under this offering will be approximately $8,600,000. No commissions or other fees will be paid, directly or indirectly, by the Company, or any of its principals, to any person or firm in connection with solicitation of sales of the shares. The public offering price of the Shares will be modified, from time to time, by amendment to this Prospectus, in accordance with changes in the market price of the Company's common stock. These securities are offered by the Company subject to prior issue and to approval of certain legal matters by counsel.
        As set forth in a Registration Rights Agreement and based upon the terms and subject to the conditions of a subscription agreement between the investor and the Company, the Company proposes to issue and sell to certain investors six percent (6%) convertible debentures of the Company, which will be convertible into shares of the common stock, $0.001 par value (the "Common Stock"), of the Company upon the terms and subject to the conditions of such Debentures. In addition and pursuant to the terms of the same Registration Rights Agreement and subscription agreement, the Company proposes to issue to certain investors 150,000 Warrants exercisable at a strike price equal to 105% of the five (5) day average closing bid price for the Company's Shares for the five trading days prior to the "Closing Date," as that term is defined in the Registration Rights Agreement. The Registration Rights Agreement, Form of Debenture, and Form of Warrant are incorporated herein by reference, and are set forth in their entirety as Exhibits 4.2, 4.2, and 4.4 to this Form SB-2.
Under the terms of the Registration Rights Agreement, the Company is required to prepare and file with the Securities and Exchange Commission no later than ten days after the Closing Date, a Registration Statement on Form SB-2, covering a sufficient number of Shares for the investors into which the $500,000 of Debentures and 150,000 Warrants would be convertible. The Registration Statement shall cover 10,000,000 shares of the Company's Common Stock. Such Registration Statement shall state that, in accordance with the Securities Act, it also covers such indeterminate number of additional shares of Common Stock as may become issuable to prevent dilution resulting from Stock splits, or stock dividends. If at any time the number of shares of Common Stock into which the Debenture and Warrants issued in this offering may be converted exceeds the aggregate number of shares of Common Stock then registered, the Company shall, within ten (10) business days after receipt of written notice from any Investor, either (i) amend the Registration Statement filed by the Company pursuant to the preceding sentence, if such Registration Statement has not been declared effective by the SEC at that time, to register all shares of Common Stock into which the Debenture may be converted, or (ii) if such Registration Statement has been declared effective by the SEC at that time, file with the SEC an additional Registration Statement on Form SB-2 or any other applicable registration statement, to register the shares of Common Stock into which the Debenture may be converted that exceed the aggregate number of shares of Common Stock already registered.
Opportunity to Make Inquiries.
The Company will make available to each Offeree, prior to any issue of the Shares, the opportunity to ask questions and receive answers from the Company concerning any aspect of the investment and to obtain any additional information contained in this Prospectus, to the extent that the Company possesses such information or can acquire it without unreasonable effort or expense.
Execution of Documents.
Each person desiring to be issued Shares, either as a conversion of a debenture, or an exercise of a warrant, must complete, execute, acknowledge, and delivered to the Company certain documents, By executing these documents, the subscriber is agreeing that such subscriber will be, a shareholder in the Company and will be otherwise bound by the articles of incorporation and the bylaws of the Company in the form attached to this Prospectus.
LEGAL PROCEEDINGS
The Company is not a party to any material pending legal proceedings and, to the best of its knowledge, no such action by or against the Company has been threatened.
DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS,
AND CONTROL PERSONS
        The names, ages, and respective positions of the directors, officers, and significant employees of the Company are set forth below. There are no other persons which can be classified as a promoter or controlling person of the Company. Thomas S. Hughes, President/Director.
        Mr. Hughes, Age 52, has been President of the Company since
March 1997. From 1993 to the present, he has also served as the President of Electronic Transactions & Technologies, a privately held Nevada corporation which developed terminals for wireless home and internet applications.
Jack M. Hall, Secretary/Director.
        Mr. Hall, age 72, founded and is currently President of Hall Developments, a real estate development company he founded in 1991, which employs a staff of 10 people. Mr. Hall spends approximately 20 hours per week searching out strategic alliances for the Company. Diane Hewitt, Treasurer/Director.
        Ms. Hewitt, age 51, has been an interior designer since
1991.
 Currently she owns and manages her own firm, D. Diane Hewitt Designs. This firm's expertise is churches and employs a staff of five people. Ms. Hewitt currently devotes approximately 25 hours per week in working with the Company's image development and consulting with the Company's advertising firm.
Anthony L. Hall, Vice President, Director of Technology.
Mr. Hall, age 34, has been Vice President and Director of Technology of the Company since inception. Mr. Hall has been the creative mind behind the state of the art advancements made by the company. Mr. Hall is responsible for all technological decisions including but not limited to telephone call center, web site design and in- house software implementation and computer systems engineering and support. Mr. Hall is a unique individual within the technological community. A technological savante who combines incomparable knowledge of the computer world with the savvy of a successful businessman. Mr. Hall learned his trade over the last six years with such renowned institutions as the Kraft Group (owners of International Forest Products and the New England Patriots), Fidelity Investments, Partners Health Care and most recently as Managing Director of the firm he founded, Isis Technology Group.
Kevin J. Lewis, Vice President, Sports Book Operations.
Mr. Lewis, age 36, has been Vice President and Senior Manager of Sports Book Operations of the Company since it was founded. After a long and exhaustive process, Mr. Lewis was selected from a select group of candidates to lead the operations and sports handicapping management of the company. He has 19 years experience as a sports book manager with several of the largest and most profitable sports books in the world. He has worked in Las Vegas, the Domincan Republic, Antigua, Costa Rica and Canada with such respected sports books as Tradewinds, Grand Prix Sports Book and WWTS. Mr. Lewis is known as a sage amongst his peers and is, with little doubt, the best sports book and betting line manager in the industry.
Over the next few months, James Wexler, will phase into the position as CEO of the Company. Presently, Thomas S. Hughes is fulfilling that role. Hughes will remain as the chairman of the Company once James Wexler has taken the CEO position.
Mr. Wexler is a highly motivated professional with almost six years experience in the investment banking industry primarily with the firms of Morgan Stanley Dean Witter and Bear Stearns & Co., Inc. In addition, Mr. Wexler has more than twelve years experience in the gambling and sports handicapping fields and is considered a knowledgeable expert within the industry. For many years, he has served as a consultant to off shore sports books, handicappers and sports bettors. Mr. Wexler's visionary leadership creates the ideal union between fundamental business theory, state of the art technology and the necessary knowledge of sports gambling.

                  SECURITY OWNERSHIP OF CERTAIN
                 BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of June 28, 1999, the outstanding Shares of common stock of the Company owned of record or beneficially by each person who owned of record, or was known by the Company to own beneficially, more than 5% of the Company's Common Stock, and the name and share holdings of each officer and director and all officers and directors as a group.


 Title of       Name of      Amount and Nature   Percent of
   Class       Beneficial      of Beneficial        Class
               Owner (1)         Owner (2)
    Common       James S.         1,700,000
Stock           Clinton                            11.15%
  Common       Thomas S.          750,000
   Stock         Hughes                             4.92%

(1) Other than the Shares owned by Mr. Hughes, none of the other officers or directors of the Company own any of the Shares.
(2) Neither Mr. Clinton nor Mr. Hughes have the right to acquire any amount of the Shares within sixty days from options, warrants, rights, conversion privilege, or similar obligations.


DESCRIPTION OF SECURITIES
General Description.
The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001. The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of the Company; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of the Company; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and
(d) are entitled to one noncumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security.
 There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the Articles of Incorporation, and amendments thereto, and Bylaws of the Company, attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2. As of the date of this Form SB-2, the Company has 15,250,000 Shares of common stock outstanding (the Company filed a Form S-8 with the Securities and Exchange Commission on May 14, 1999 for the registration of 900,000 shares of common stock to be sold to certain consultants for the Company in exchange for services rendered to the Company; in addition, on June 9, 1999 the Company filed a Form S-8 for the registration of 1,450,000 shares of common stock to be sold to certain consultants for the Company in exchange for services rendered to the Company; as of June 28, 1999, only 750,000 shares out of the total of 2,350,000 shares of consultant stock have been issued).
Non-Cumulative Voting.
The holders of Shares of Common Stock of the Company do not
have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of the Company's directors. Dividends.
The Company does not currently intend to pay cash dividends.
The Company's proposed dividend policy is to make distributions of its revenues to its stockholders when the Company's Board of Directors deems such distributions appropriate. Because the Company does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of the Company.
A distribution of revenues will be made only when, in the judgment of the Company's Board of Directors, it is in the best interest of the Company's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.
Possible Anti-Takeover Effects of Authorized but Unissued Stock.
        Upon the completion of this Offering, assuming the maximum offering of 20,000,000 is sold, and the issue of shares to consultants of the Company pursuant to the Form S-8, the Company's authorized but unissued capital stock will consist of 64,500,000 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquiror or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.
Transfer Agent.
The Company has engaged the services of Corporate Stock
Transfer, 370 17th Street, Denver, Colorado 80202, to act as
transfer
agent and registrar.
INTEREST OF NAMED EXPERTS AND COUNSEL
        No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer. DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
No director of the Company will have personal liability to the Company or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Nevada Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.
The By-laws provide for indemnification of the directors, officers, and employees of the Company in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of the Company if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Nevada law (Section 78.751).
The officers and directors of the Company are accountable to the Company as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting the
Company.   In the event that a shareholder believes the officers
and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in the Company in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from the Company. The registrant undertakes the following:
        Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.
ORGANIZATION WITHIN LAST FIVE YEARS
        The names of the promoters of the registrant are the officers and directors as disclosed elsewhere in this Form SB-2. None of the promoters have received anything of value from the registrant.
DESCRIPTION OF BUSINESS
The Business Vision of the Company.
The Company believes that by the year 2001, anyone with global telephony will own or have access to different types of hardware that can send ATM card with PIN or smart card payments to merchants.
 ATM card with PIN or smart card payments are the same-as-cash (only the merchant can reverse the transaction). These devices will enable the consumer to send in what the Company calls transactions which are Personal Encrypted Remote Financial Electronic Card Transactions ("PERFECT"). These PERFECT transactions will originate from homes, offices, cars, hotel rooms, and publicly placed PERFECT equipment.
The driving industries behind the placement of these PERFECT devices into the home will be the telephone, utility, cable, finance, insurance and direct response industries who: (a) want their banked consumers to pay cash from the home rather than a check; and (b) want their non-banked consumers to pay cash from the home rather send in a money order or walk in to pay the bills. The Company estimates that over $1 billion in advertising and marketing will be willingly spent by these industries over the next two years to educate their consumers to pay their bills by same-as-cash hardware enabled PERFECT transactions.
The Human Nature Question: The Company then asks the basic question: After these PERFECT devices have migrated into global homes as a simple same-as-cash bill payment device, then how long before the average consumer demands to use the same device for PERFECT wagering?
The PERFECT wagering marketplace: Presently, the global wagering marketplace is estimated at $800 billion dollars. By 2001, it is estimated at $1 trillion dollars.
The Company conservatively estimates that 30% of this or $300 billion dollars will be originating as PERFECT wagers from homes and offices and cars. The long term goal of the Company is to establish itself as the global leader in servicing PERFECT wagers.
The Company has also recently acquired Rogel Technologies, an Internet related software firm. Rogel Technologies has signed a Licensing Agreement with JVC who will sell the "secure email" to Pacific Rim companies. These companies will pay $5.95 US per employee per month. JVC will pay Rogel Technologies 50% of the monthly fees. JVC expects to launch this business in about 2 months. The purpose of the acquisition is three fold:
1. Rogel Technologies is developing the Merchant Response Software which is supplied by the Company to the gaming companies to respond back to the PERFECT bank host commands through eGate.
2. The development of the PERFECT Portal which is where merchants will go to download their PERFECT Merchant Response Software and the consumer will go to find out who are the PERFECT merchants accepting PERFECT transactions.
3. To receive the projected 3 year $20 million in profits from the JVC sale and servicing of "on line secure email".

The Mechanics of a PERFECT Wager.
A PERFECT wager is Jane Simms, effecting a $100 home Lottery wager at 2 a.m. with her PERFECT hardware, which may have been made by Panasonic and delivered to her by Bell Atlantic as a bill payment device. After inserting her ATM card and inputting her bank assigned PIN, she sends the transaction toll free by modem to the Company bank host or to another bank host who is driving the transaction. In seconds, her card is authorized and the cash has been withdrawn from her bank account. Since real cash in real time is now on the way to the Lottery, the Company bank host needs to receive back an acknowledgment from the Lottery that the wager has been accepted and that Jane Simms is the player.
The next step is the long-term revenue generator for the
Company. The bank host, which could be the Company, or X host or Y Host then connects with eGate, the transaction division of the Company, who then connects with the Lottery and basically says computer to computer: "We have the cash completed, send back your acknowledgment of the wager and we'll pass it on to the bank host who is waiting for your reply." In about 6 seconds, Jane Simms is receiving a printed receipt if she has a stand alone PERFECT device or an email if she used a wireless mobile PERFECT device. Her receipt will state the time and date of the transaction, the numbers. She chose and her bank card authorization. Her receipt will also state any instant taxation of any winnings which may have already been sent to her bank account.
Jane could have just as easily played Bingo or Black Jack or entered into a game of Bridge where she used her PERFECT equipment and her interactive television to see her fellow 2 a.m. Bridge players who all ante up real cash into a Pot to be held by an Ante Up service, with the winner then receiving her cash less Federal and State taxes and the 10% Ante Up service fee.
Business and Goals of the Company.
A portion of the Company business will be in electronic ("eGate")gate servicing hundreds of global bank hosts, who are driving in millions of incoming second by second PERFECT wagers which are originating from a variety of different PERFECT hardware devices, such as the Company's patented stand alone PayMaster or wireless PocketPay or Internet related SLICK or patent pending TV Pin Pad Remote. eGate connects these bank hosts to the gaming companies and sends back the gaming company "pay per play same as cash acknowledgment" to the bank host.
One goal of the Company is to establish its presence in
Europe, Asia and Latin America as the prime source to service PERFECT wagers. Management of the Company feels that the Company is at least 2 years ahead of any other competition, which at the present time is minimal.
The Business Structure of the Company.
The Company is composed of two principal divisions:  eGaming and eGate. The reader already understands that eGate is directly dependent upon the emergence, marketing and distribution of basically free PERFECT devices for home entry as same-as-cash bill payment devices.
The Company is priming the pump by now distributing the
Company PayMaster in public locations. This PayMaster will enable consumers to pay bills, shop from catalogs while waiting for the car to be cleaned or the oil to be changed or a business meeting to start in a hotel lobby, and to use their ATM card to open or replenish their gaming accounts with eSportsbet.com and 777WINS.com, two divisions of the Company with operations in Costa Rica.
The business of eGate is a long term development.  Today,
PERFECT wagers do not exist. Over the next few months, the Company will effect PERFECT wagers with eSportsbet.com and 777WINS.com.
The immediate 12 month goal of the Company is to acquire
gaming companies in the market segments of bingo, lottery, slots, and racing. We already have acquired the market segment of internet casino which is 777WINS.com and the market segment of sports bets which is eSportsbet.com.
The acquisitions serve three purposes:
1.  They are driving in revenues and profits for the Company.
2.  They will serve as test beds for PERFECT wagering.
3. They will act as Group Gates to connect the PERFECT wager with competitors in their specific market segment and they will take a fee for the service.
One PERFECT wager could be coming in from a SONY device, being driven by X bank host and being paid to Y Internet casino, but routed by X bank host to eGate, who then routes the command to 777WINS.com who then connects with Y to complete the PERFECT wager.
 For the connect service, 777WINS.com just generated a service fee from a payment to a competitor Internet casino.
(a)  eSportsbet.com.
The offshore gambling market is growing at a rapid rate. The market for these products is estimated to be $49 Billion by year end 1998. Research proves that the major trend is that the potentials in profits that will be reaped from offshore gambling have not scratched the surface of this market. The trend has been toward the development of off shore phone operations, not Internet capable betting sites.
Independent market research indicates that there are currently only one licensed off shore gaming operation for every 500,000 customers. The market, as a whole, is looking towards the additional sports books for use in the expansion of the gambling market.
(1)  Primer on Sports Book Operations.
Get a line. . .
The Company receives the most accurate starting line available from Don Best Handicapping services in Las Vegas, Nevada. This line is an average of lines from 5 individual Las Vegas Sports Books and 2 off shore sports books including the Mirage, Hilton, Stardust, the Carib and WWTS.
Open for business. . .
Telephone lines are answered to provide lines and accept
wagers from 10:00 a.m. until the start of the last game of the day, approximately 10:00 p.m. Second half lines are available for Monday Night Football and all major football games. Bets are accepted until the start of the second half for these games. Types of sports on which one can wager. . .
Anything you can find betting lines on; including, football, baseball, basketball, hockey, college and pro. Additionally, wagering will be available on major Boxing, Golf, Tennis, and AutoRacing events.
Types of wagers accepted. . .
ESportsbet.com accepts all types of wagers including, straight bets, over/unders, parlays, teasers, propositions, money-lines, action-reverses, buying points, sports futures and a variety of propositions bets.
Moving the line. . .
The Company's Handicapping Manager, Mr. Kevin Lewis, who has
over nineteen years experience in the sports gambling business, moves the line accordingly as the bets flow into the book to assure a "balance of bets" for the Company.
Balancing the books. . .
If the book cannot equally balance the action, it will "lay
off" the necessary amounts of bets with other sports books. eSportsbet.com has established accounts at 12 different off shore gambling companies for this purpose.
In essence, the Company is in the "banking business" and not the gambling business. The Company balances all bets and simply act as a bank for bettors. The goal of the Company is to let the losing bettors pay the winners and the Company, the bank, keeps the excess. Also, the Company is not in the collection business. All players are required to "post up" money to their account before they are able to wager. A new account must "post up" money, by way of credit card, money gram, bank wire, or check, to his or her account and then may bet only with their available balance. Analogous to a bank, the Company keeps 10% available at all times in case there is a demand for funds by customers. Further, as soon as an established client base has been developed, an attractive profit center will be available. For example, when eSportsbet.com has 2000 clients, with an average "post up" of $1,000, we will have $2 million at our disposal. The Company can invest this money in laddered CD's, Treasuries or money market instruments in order to earn interest on the "float". A return of only 5% on $2 million is an extra $100,000 to the Company, as the client base grows and the assets under management grow, so do the profits from our banking business.
Pay outs/Pay-ins
Absolutely no "credit" customers accepted;  a customer must
pay to play. Accounts are open within 15 minutes of credit card payment by customer, money gram, or bank wire. Pay outs to customer upon request within 24 hours by any of the methods above.
(2)  Business Strategy.
There are currently less than 50 off shore sports books
servicing an average less than 1000 clients each. In fact, there are less than 10 Internet sites that are fully operational for on line wagering. In concise terms, less than 0.06 % of bettors are wagering off shore. More significantly, less than 0.0125% of bettors are wagering through the Internet. The off shore gambling market is a virgin industry with over 80 million potential customers and virtually no place for these people to bet. We are in a position to exploit this opportunity and have already begun the process.
eSportsbet.com was founded in early 1998 and has recently
emerged from its development stage. The sports book has been fully operational since September 1, 1998. Development of on-line sports wagering services is now complete. This division of the company can best be described as being in the business of providing a legal, reliable, and secure home or bank to place wagers. Our key strengths include state-of-the-art-technology, customer service and innovative marketing. Our management team is in place. We have hired a sports book manager to complete our team. We are currently hiring ten employees to answer phone calls from prospective customers and current clients who wish to place wagers.
The marketplace has been expanding rapidly.  The Company is
now poised to capitalize on the convergence increased Internet access, ease of web site operability and security with a flourishing demand to place wagers in this form. Current customers of offshore sports books are requesting that the Company provide the ability to place wagers on-line much in the same way that individual investors can enact stock transactions on-line with companies such as Fidelity, Schwabb and E-Trade.
In addition to the core services outlined above,
eSportsbet.com plans to develop its client relationships through other ancillary services to enhance repeat customers and to provide more information than other gambling services companies. The Company does not intend to re-invent the wheel. Gambling is centuries old; the Company is simply making it easier, more legitimate and more accessible to the customer.
Advertising and marketing will be the Company's largest
expense; the focus on attaining customers and keeping clients is the Company's foremost goal. The idea is to keep customers indefinitely by continually offering them a valuable service, thereby diminishing our costs of continually reaching and appealing to them. In order to separate the Company from others in this field, wise selection of service offerings is therefore critical to eSportsbet.com's success.
(3)  Attaining Customers.
A Boston advertising and marketing firm has been retained to lead a direct marketing and advertising campaign that will focus on separating the Company from its competition with the following: 10% sign up bonus; $100 referral bonus; accounts insured by Barclays Bank; and the opinion of management, the highest pay off odds in the industry.
(4)  Servicing Clients.
To assure the best possible service decisions are made, the Company has implemented the following criteria for servicing the most important asset, the Company's clients: Service assistance for customers with opening new accounts, reducing time, effort and expense by delineating responsibilities by department. Service will be implemented using six separate departments: new accounts, accounts payable and receivable, customer service, phone clerks to accept wagers and the executive office.
(5)  Customer Profile and Strategy.
eSportsbet.com's target market includes males between the ages of 18 and 45 who are active sports gamblers currently. The most typical customer for the Company's product is someone who is in either the white or blue-collar field, and who currently uses our product for recreational purposes. The customer is a wholly dependent product of marketing and advertising. It is likely that potential customers are going to be familiar with similar products, and it anticipated that they will accept the Company's product because of magazine and newspaper advertising, Internet advertising, direct local marketing, referral and incentive based marketing directed towards sports gamblers.
A demographic profile of eSportsbet.com customers:
Demographic Segment:  Males
Title:   Sports fans
Power:   Decision-maker
Viewpoint:   Gambling is and should be legal Position:   Job
holders with some disposable income Emotional Influences:   Money
and peer acceptance Practical Influences:   Making quick money
Education:   High school and college
Limitations:   Access to gambling arenas (sports books, casinos)
Age:   18-38 years old
Income:   $30,000 - $120,000
Geographic:   Metropolitan with local favorite sports teams
Occupation:   Both white and blue collar
Attitude: Hands off government, the government should not tell me what to do in the privacy of my own home
Responses from current off shore bettors indicate that off shore betting is enjoying an excellent reputation and we fully intend to continue this trend. Inquiries from prospective customers suggest that there is considerable and ever growing demand for new sports books. eSportsbet.com is poised for explosive growth and accomplishment in the industry of sports gambling. eSportsbet.com's strategy is to enhance, promote and support the fact that our products are unique in terms of ease of operability, reliability, and security. Furthermore, and most importantly, from a bettor's perspective, our products offer the highest odds payoffs in the entire industry.
(6)  Sales Strategy.
Because of the special market characteristics (sports gambling is a niche market), sales strategy includes a direct marketing plan that pinpoints men between the ages of 18 and 45, who have disposable income, and who currently wager. The determining factors in choosing these channels are customer profile; (i.e., age, gender, sports enthusiast, etc.). Attracting new clients will be determined by the benefits that we provide and other betting services do not. If it's easier to bet with us, more fun, more secure and potentially more profitable we will get more customers.
(7)  Marketing and Advertising Strategy.
eSportsbet.com's marketing strategy is to enhance, promote and support the fact that the Company's product is unique in terms of ease of operability, reliability, security. Most importantly, from a bettor's perspective it is the opinion of management that the Company's product offer the highest odds pay outs in the entire industry.
The Company's product should be treated as a niche product. As such, the target market segments to focus on are men who gamble. Because of the special market characteristics (sports gambling is a niche market), the sales strategy includes a direct marketing plan that pinpoints men.
eSportsbet.com's marketing strategy incorporates plans to sell its product through several channels. These distribution channels include: Friday, Saturday and Sunday sports sections of regional newspapers; print media in direct market sports and male dominated periodicals; thirty and sixty second radio spots on popular sports talk radio shows; printed flyers and brochures handed out at major sporting events. The determining factors in choosing these channels are customer profile; i.e., age, gender, sports enthusiast, etc. Key competition uses only print media in industry publications and word of mouth as distribution channels. The Company's mix of distribution channels will give the advantages of complete market saturation, not limiting the Company to region or sports specific publications versus the competition.
eSportsbet.com recognizes the key to success at this time requires extensive promotion. This must be done aggressively on a wide scale. To accomplish the Company's sales goals, an extremely capable advertising agency and public relations firm is required.
The Company will develop an advertising campaign built around ease of operability, reliability, security, instant pay outs if requested and most importantly from a bettor's perspective, and, in the opinion of the Company, the highest pay out odds available anywhere in the industry. Further, the Company will develop a consistent reach and frequency with advertising throughout the year.
 In addition to standard advertising practices, eSportsbet.com will gain considerable recognition through grass roots, guerrilla marketing campaigns. This strategy will include flyers handed out to spectators of the four major sporting events and boxing, promotions made available to local sports bars in Boston and other metropolitan areas, and hiring of age college students to pass out flyers on campus and fraternity houses across the country.
eSportsbet.com's overall advertising and promotional objectives are to: Position eSportsbet.com as the leader in the market; increase company awareness and brand name recognition; generate qualified sales leads and potential new distributors; create product-advertising programs supporting our market dominant position; coordinate sales literature, materials, telemarketing programs; and direct response promotions in order to continually saturate the market with our name and logo. Establish the proper image of eSportsbet.com which in our opinion is the "bank" of the betting world and indicates that association with security, safety and stability eSportsbet.com's media strategy is to: Select primary sports publications with high specific market penetration; frequent ads to impact market with corporate image and product messages; strategic positioning of ads around industry articles or appropriate editorials; utilize U.S. editions of consumer, trade, or specialty publications; take advantage of special high-interest issues of major publications when possible, i.e. Superbowl, College Bowl Season, NCAA Basketball "March Madness" tournament and various other sports pre-season annuals; maximize ad life with monthly and weekly publications. To get the most out of our promotional budget, we will be selective and focus acutely as possible in choosing media coverage which will focus on a male dominated audience.
In addition to standard advertising practices, considerable recognition can be gained through grass roots campaigns; these include flyers handed out to spectators of the four major sporting events, including boxing and promotions and brochures made available at local sports bars in Boston and other metropolitan areas. Further, on a grass roots level, eSportsbet.com will be featured prominently in the form of promotions offered by attractive women at sports bars. In addition, these same women will be found prior to game time in the parking lots of major sporting events handing out flyers, brochures, etc.
If these grass roots campaigns work on a local level, there is no reason to believe these ideas would not work in other metropolitan areas such as New York, Dallas, Miami, Los Angeles, and Chicago. If successful, the Company will quickly move to exploit these fertile markets.
The Company is building its capabilities in database marketing. Registration cards and periodic customer surveys will help the Company understand the customer, and help to measure the success of the marketing, sales and product activities. The Company plans to develop a customer information system that will help make sound decisions by providing historical answers to the marketing questions that are posed.
The Company will use in house telemarketing service to perform the following functions:
 Address customer complaints
 Respond to inquiries
 Generate new business
(8)  Direct Response Mail.
The Company will be exploring the benefits of incremental, coordinated direct mail programs in the next several months. The Company will be approaching this quantitatively, as customer targeting ability is improved. The Company has purchased mailing lists from sports gambling magazines and newsletters and sports bettors from Las Vegas casinos. In addition, the direct mail activities will be continually directed to the existing customer base to ask for referrals. A $100 betting voucher will be provided to these clients for every referral that signs up.
(9)  Internal/External Newsletter.
The Company is currently planning to produce a newsletter to serve as an informational piece for internal personnel, the sales force, and customers. It will include sections covering each major department or organization within eSportsbet.com, useful trade information and the latest updates. Importantly, these newsletters will provide incentives and promotions for clients and new customers.
(10)  The Competition.
Currently, the market is shared by less than 50 off shore operations of which less than ten offer the capability for interactive on-line Internet sports wagers. Users of the sports book web sites are looking for such things as quality and security improvements. Developments and increased traffic in the sports book industry have resulted in the need to increase security, reliability and simplicity of operability.
Over the past year, similar companies have proven that meaningful features can be developed for this arena. These companies have primarily focused on the use of 800 phone numbers to improve the quality of use and access in these products.
These products have been successfully distributed in many areas of the industry. WWTS, ABC Islands, Global Sports Network and Carib Sports Book provide competitive products in this market.
In terms of product strength, eSportsbet.com has several distinct advantages over the competition. First is its marked advancement in web site technology. Other product strengths include web site ease of operability and security. In marketing, our most powerful assets are direct market research resulting in a creative approach to reach new bettors.

Companies that compete in this market are homogenous in nature in terms of products and services offered. All companies mentioned above, the industry leaders, charge competitive prices as follows:
Competition:
$110 - $100 pay out
6 point 2-team teasers
13-5 parlay pay out
(800)  phone betting
next day pay out to customers no guarantee
no referral fee
no name bank insuring funds
eSportsbet.com:
$110 -$100 pay out
$105-$100 , bet by internet (800) phone betting internet betting 7 point 2-team teasers
14-5 parlay pay out
same day pay outs if requested 24 hour guarantee
$100 referral bonus
money held at Barclays Bank
The major strengths of our competitors are reputation only as a result of length of service. The major weaknesses of our competitors are an apparent unwillingness to offer a fair market in terms of pricing and quality services.
The major competitors' most likely response to trends
affecting this industry will be inaction due stability in terms of their own client base. The Company's product is positioned relative to the major competitors by equal or higher odds for equal wagers for our customers. The ability to interact by telephone or on-line via the Internet with ease, simplicity, reliability and security is unique to this product, and the Company's research indicates its performance is superior to anything else on the market today.
An important point regarding industry competition: Data has
shown that where new gambling operations open for business, the number of dollars spent by gamblers on total gambling activities doubles. Rather than diverting funds from other gaming operations, it simply draws new players into the market. Based on this important fact, the Company expects to draw new bettors rather than compete with established sports books for their current clientele who are satisfied with the antiquated method of betting over the telephone.
eSportsbet.com is not yet an Internet presence and but is presently accepting calls over the phone. The goal of the Company is to establish the Internet presence of eSportsbet.com by July 1999.
 Its base of operations is in Costa Rica..
April 1999:     Wagering transactions: $1.1 million
                        Revenues: $60,000
                      Net Profits: $15,000
May:  About $600,000 in wagering transactions
(b)  777WINS.com.
The same general points made in the discussion as to eSportsbet.com, set forth above, also apply to 777WINNS.com, the Company's division for interest casino type games. On May 27, 1999, the Company established a larger incoming bandwidth by MCI Communications providing, at their cost, a satellite dish (the previous bandwidth limited the speed of play and hence the number of players at any one time).
The Revenue on a $100 wager is as follows:
If coming in from a Banner Ad at an Internet Merchants location, the payment to the Merchant is 20% or $20. The present credit card fees cost is 10% or $10. Therefore, the revenue from a $100 wager is $70. The revenue from a non banner ad contact is $90. Net profits are about 15% of the Wager.
With increase band width, the Company is projecting a
$1,000,000 plus month in June as the Company will be heavily promoting a 777WINS.com tournament where the winners are flown all expenses paid to the Gran Isle Casino in Costa Rica.
(c)  Projected Budget Expenditures.
$5,000,000 Budget:
$1,000,000 to upgrade eSportsbet as a premier web site and to aggressively market the services while at the same time holding on to the call in service for non Internet customers.
$1,000,000 to upgrade 777WINS.com into an expanded site and to double again the incoming band width.
$1,000,000 to put on fast track the development of the Company PocketPay, which is a terminal and phone for the pocket, and which would be marketed into the Asian market as a pay per play device and also a business transaction device. And for the development of the SLICK, which is an Internet device to bypass the Internet with sameas-cash transactions.
$1,000,000 for the establishment of the Company bank host and the Company Gate in the United Kingdom, Hong Kong, Mexico, Australia and South Africa by October 1999.
$1,000,000 in reserve to be used to buy back 20% of the Company's stock in the public float.
Conclusion.
By accepting the premise of global PERFECT devices available to anyone with telephony by 2001, then one readily sees that the PERFECT wagering market is a natural evolution and will quickly become an accepted and legitimate and regulated industry. The instant taxation of consumers' PERFECT winnings is a given and one need only ask how long the USA lotteries would remain silent as they watched home consumers using PERFECT devices to place same-as-cash bill payments. The only reason lottery is not played from the home today is simply because you can non play lottery on credit... it must be cash. To date, no one has the ability to move real cash from home to the lotteries. The PERFECT industry will change that.
Add in the fact that the Company is leading the way with 777WINS.com flying tournament winners to a real Costa Rican casino and that the analogy of Internet casinos to land based casinos are as to television is to the big screen cinemas, then one can readily see that the global PERFECT wagering marketplace of 2001 could easily be a $300 to $400 billion global marketplace.
With over $500 Billion spent on gambling in the U.S. alone in 1993, where over 90% of adults participate in some form of gambling, the market for in-home on-line gambling immeasurable. In 1997, close to 80 million Americans placed bets on sports. With less than one offshore sports book operating for every 1,000,000 gamblers the ground is truly untouched.
PLAN OF OPERATION
        A discussion of the Company's plan of operation over the next 12 months in incorporated into the discussion of the Company's business. See "Description of Business."
DESCRIPTION OF PROPERTY
The Company currently owns the following property in
connection with its operations:
(a) Four servers for the operation of eSportsbet.com and 777WINNS.com, valued at $15,000 each.
(b)  Approximately $50,000 of various office equipment,
including personal computers.
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
During the past two years, certain transactions which occurred between the Company and its officers and directors are set forth below. With respect to each such transaction, the Company believes that the terms of each transaction were approximately as favorable to the Company as could have been obtained from an unrelated third party:
(1) The Company utilized cash accounts maintained by ET&T to fund day to day operations of the Company over the period of March 1998 through September 1998. At August 31, 1998, the net result of these transactions is a payable to ET&T of $18,969.
(2) The Company issued 1,000,000 shares of restricted common stock to Thomas S. Hughes during May 1997 in exchange for service rendered to the Company. The Company did not receive any cash consideration for this common stock issuance and has treated this as an expense to the Company of $375,000.
(3) On February 18, 1997, Leggoons, Inc. entered into an Agreement to License Assets from Home Point of Sales, Inc.("HPOS") (now know as Electronic Transactions & Technology - "ET&T")) (this agreement is incorporated by reference at Exhibit
10.1 to this Form SB-2). ET&T is a privately held corporation 70% owned by Thomas S. Hughes, President of the Company, which is focused on the emergence of the Personal Encrypted Remote Financial Electronic Card Transactions industry (although this agreement was entered into prior to Mr. Hughes becoming affiliated with the Company, it is included here since certain of the conditions under that agreement have not been completely fulfilled, as discussed below).
The assets included under this agreement are the following:
(a) The name "Betting, Inc.", as trademarked by HPOS; (b) The Wagering Gate (receive incoming data transfer commands from the Host Center and other competitive Host Centers who have received ATM and SMART card wagering payment from off site home or office locations and then who command the Wagering GATE to alert the recipient gaming companies that they have been paid and to respond back with an acknowledgement of such payment; and, the general promotion and education of home ATM and SMART card wagering over the Internet through the HPOS Secure Computer Keyboard or over the telephone through the HPOS stand alone Infinity unit); (c) the specific application of Wagering with an ATM card or SMART card with the Secure Computer Keyboard (any other uses of the Secure Computer Keyboard, such as Bill Pay or Impulse Purchase that are not Wagering transactions, are not included); (d) the HPOS developed Merchant Response Software for the specific application only of transacting Off Site ATM and Smart card Wagering through the Wagering Gate; and (e) HPOS' interest in the use of and revenue from the HPOS Personal Encrypted Remote Financial Electronic Card transaction relating to the Wagering Business in all HPOS partner countries.
Under terms of this licensing agreement, the Company is to
issue 2,900,000 shares of restricted common stock to HPOS in exchange for licensing home ATM card and SMART card wagering technology developed by HPOS. Of this amount, 2,755,000 shares were placed in escrow subject to cancellation on February 10, 1998, in the event the bid price of the common stock of the Company is not at least $3.00 per share for any twenty consecutive day period as reported on the NASD's Electronic Bulletin Board or NASDAQ's Small Cap Market from the date of the agreement through February 10, 1998 (this escrow agreement is incorporated by reference at Exhibit 10.2 to the Form SB-2).
As of the date of this Prospectus, the terms of the Licensing Agreement have not been met by the Company. However, the Company has entered into amendment(s) of the original agreement that provide for an extension of the cancellation deadline from February 10, 1998, to September 1, 1999, subject to certain conditions specified in the agreement. All conditions set forth in the original agreement need to be met on or before September 1, 1999.
The License Agreement also provides that in the event that the bid price for the common stock of the Company is more than $3.00 per share for any twenty consecutive day period, then HPOS shall have the option to purchase up to 13,822,000 additional shares of the Company common stock at an exercise price of $.30 per share.
        (4) On April 28, 1997, the Company entered into a Host Processing Agreement with ET&T for the purpose of having ET&T act as the bank host processing for all Company transactions that are sent by terminals that read credit cards or ATM cards (this agreement is incorporated by reference at Exhibit 10.3 to this Form SB-2). ET&T is to charge the Betting, Inc. a fee of $0.25 per transaction or 2.5% of the wager being sent by Betting, Inc. to gaming operators. These transactions are to originate from globally placed Betting, Inc. equipment and/or Betting, Inc. licensed operators.
        (5) On March 27, 1998, the Company entered into a License Agreement with ET&T for the purpose of licensing additional technology for processing electronic banking transactions (this agreement is incorporated by reference at
Exhibit 10.4 to this Form SB-2). This licensing supplements the technology licensed under the Agreement date February 18, 1997. This agreement states that ET&T licenses the following ET&T products to Betting, Inc. for the exclusive global usage of wagering by PERFECT originated ATM cards, credit cards, and smart cards:
The PayMaster, defined as a stand alone terminal that attaches to phone lines and which calls the ET&T host processing center with bank data.
The SLICK, defined as a stand alone keyboard terminal that attaches to phone lines and call the ET&T host processing center with bank data that has bypassed the Internet.
The PocketPay, defined as a pocket sized terminal and telephone that sends bank data by wireless transmission to the ET&T host processing center.
The TV Pin Pad Remote, defined as a set top box and TV remote that sends bank data by landline dial up transmission to the ET&T host processing center.
Each ET&T product is exclusively licensed to Betting, Inc. on a global basis for the application of PERFECT wagering at a licensing fee of $2,000,000 each. This fee is being paid by the Company at the rate of $30,000 per month. The duration of the exclusive license is 20 years.
MARKET FOR COMMON EQUITY AND
RELATED STOCKHOLDER MATTERS.
(a)  Market Information.
The Company's Shares are traded in the over-the-counter market and the range of closing bid prices shown below is as reported by the OTC Bulletin Board. The quotations shown reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.
Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ending on December 31, 1999
                        High                            Low
First Quarter   1.0625                  0.375
Per Share Common Stock Bid Prices by Quarter
For the Transition Period Ended on December 31, 1998 *
                                High                    Low
Transition Period               0.98                     0.05
* Due to a change in the fiscal year end of the Company from August 31 to December 31 as a result of the merger of the Company with Betting, Inc. (Missouri).
Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1998
                                High                    Low
First Quarter           0.12                     0
Second Quarter **               0.08                     0
Third Quarter           0.15                     0.03
Fourth Quarter          0.20                     0.06
** The Shares did not trade from February 18, 1998 through
February 28, 1998
Per Share Common Stock Bid Prices by Quarter
For the Fiscal Year Ended August 31, 1997
                                        High            Low
First Quarter                   8               5.875
Second Quarter ***              8.125           7.625
Third Quarter ***                       0.8125  0.0625
Fourth Quarter                  0.5625  0.06
***  The Shares did not trade from December 13, 1996 through
April 24, 1997
(b)  Holders of Common Equity.
As of June 25, 1999, the Company estimates there were approximately 400 beneficial shareholders of the Company's Common Stock.
(c)  Dividends.
The Company has not declared or paid a cash dividend to stockholders since it became a "C" corporation on November 18, 1993. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.
EXECUTIVE COMPENSATION
(a) No officer or director of the Company is receiving any remuneration at this time.
(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.
(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.
FINANCIAL STATEMENTS
The Financial Statements required by Item 310 of Regulation S-
B (in the form of the latest Annual Report on Form 10-KSB and Quarterly Report on Form 10-QSB) are incorporated by reference in this Prospectus, and are set forth in their entirety as Exhibits
13.1 and 13.2 to this Form SB-2.
CHANGES IN AND DISAGREEMENTS WITH
ACCOUNTANTS ON ACCOUNTING
AND FINANCIAL DISCLOSURE
On August 1, 1998, the Company engaged the services of George Brenner, C.P.A. of Beverly Hills, California, to provide an audit of the Company's financial statements for the fiscal years ended August 31, 1997 and 1998. The former accountant for the Company, BDO Seidman L.L.P. of St. Louis Missouri declined the stand for reelection for the 1997 engagement. The independent auditor's reports for August 31, 1996 and 1995, were modified as to the uncertainties about the Company's ability to continue as a going concern. The decision to change accountants was approved by the Company's Board of Directors with the selection of the successor accountant. The Company and its former accountants had no disagreement during the fiscal years ended August 31, 1996 and 1995, and through the date they declined to stand for re-election.
PART II.  INFORMATION NOT REQUIRED IN PROSPECTUS
INDEMNIFICATION OF OFFICERS AND DIRECTORS
Information on this item is set forth in Propsectus under the heading "Disclosure of Commission Position on Indemnification for Securities Act Liabilities."
OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
        Information on this item is set forth in the Prospectus

under the heading "Use of Proceeds."

RECENT SALES OF UNREGISTERED SECURITIES

        None.

EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an
index thereto, are attached.
UNDERTAKINGS
The undersigned registrant hereby undertakes to:
(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:
        (i)  Include any prospectus required by section
10(a)(3) of the Securities Act;
        (ii)  Reflect in the prospectus any facts or
events which, individually or together, represent a
fundamental change in the information in the
registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.
        (iii) Include any additional or changed material information on the plan of distribution.
        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.
        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
        (d) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.
        (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore,
unenforceable.   In the event that a claim for indemnification
against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
SIGNATURES
In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB2 and authorized this registration statement to be signed on its behalf by the undersigned, thereunto duly authorize, in the City of Rancho Palos Verdes, State of California, on June 28, 1999.
eCONNECT
By: /s/  Thomas S. Hughes
Thomas S. Hughes, President
Special Power of Attorney
The undersigned constitute and appoint Thomas S. Hughes their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including posteffective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney0in-fact may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933,
this registration statement has been signed by the following persons in the capacities and on the date indicated:
Signature                       Title
Date
/s/ Thomas S. Hughes
Thomas S. Hughes
President, Chief Executive Officer,
Director
June 28, 1999
/s/ Jack M. Hall
Jack M. Hall
Secretary, Director
June 28, 1999
/s/ Diane Hewitt
Diane Hewitt
Treasurer (Principal Financial and
Accounting Officer), Director

June 28, 1999

EXHIBIT INDEX

Exhibit
Number  Description                             Method of Filing
3.1             Articles of Incorporation       See Below
3.2             Certificate of Amendment
                of Amendment to Articles
                of Incorporation                        See Below
3.3             Bylaws                          See Below
4.1             Class A Warrant Agreement
                incorporated by reference
                to Exhibit 4.2 of Leggoons, Inc.'s Registration
                Statement on Form S-1 filed on
                October 28, 1993).              Incorporated by
                                                        Reference
4.2             Registration Rights Agreement   See Below
4.3             Form of Debenture                       See Below
4.4             Form of Warrant                 See Below
5, 23.1 Opinion Re: Legality;
                Consent of Counsel              See Below
10.1            Agreement to License Assets
                (incorporated by reference
                to Exhibit 10.16 to the
                Form 8-K filed on
                February 25, 1997)              Incorporated by
                                                        Reference
10.2            Escrow Agreement
                (incorporated by
                reference to Exhibit 10.17 to the
                Form 8-K filed on
                February 25, 1997)              Incorporated by
                                                        Reference
10.3            Host Processing Agreement
                (incorporated by reference
                to Exhibit 10.3 of the Form 10-KSB/A for the
                fiscal year
ended August 31, 1998)                          Incorporated by
                                                        Reference
10.4            Licensing Agreement
                (incorporated by reference
                to Exhibit 10.4 of the Form 10-KSB/A for the
                fiscal year
ended August 31, 1998)                          Incorporated by
                                                        Reference
13.1            Latest Annual Report to
                Security Holders on Form
                10-KSB/A                                See Below
13.2            Latest Quarterly Report
                to Security Holders on
                Form 10-QSB/A                   See Below
23.2            Consent of Accountant           See Below
24              Special Power of Attorney       See Signature
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